UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 19, 2013

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, John B. Reed, Jr. tendered his resignation as a director of Cal Dive International, Inc. (the "Company"), effective immediately.  Mr. Reed has recently accepted a position as Chief Executive Officer and President of a company that competes with the Company in certain of its service lines in both domestic and international markets.

Mr. Reed joined the Company's Board in May 2012, serving as the Board's lead independent director and as a member of all Board committees.

Following Mr. Reed's resignation, the Company has four directors, three of whom are independent as required by the rules of the New York Stock Exchange. Effective August 19, 2013, the Board has appointed John T. Mills to serve as its lead independent director, and has appointed Todd A. Dittmann to serve as a member of the Compensation Committee, David E. Preng to serve as a member of the Audit Committee and Mr. Mills to serve as a member of the Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan Executive Vice President, General Counsel and Secretary

Date:   August 23, 2013